                                                                      EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT ACCOUNTANTS' REVIEW REPORT


The Board of Directors
Northfield Laboratories Inc.:

With respect to registration statements of Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our report dated March 21, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


/s/ KPMG LLP

Chicago, Illinois
April 13, 2001